[GRAPHIC OMITTED][FOLEY & LARDNER LOGO]

                                                FOLEY & LARDNER
                                                777 East Wisconsin Avenue,
                                                Suite 3800
                                                Milwaukee, Wisconsin  53202-5306
                                                414.271.2400 TEL
                                                414.297.4900  FAX
                                                www.foleylardner.com
                         February 28, 2003
                                                CLIENT/MATTER NUMBER
                                                011060-0101

JohnsonFamily Funds, Inc.
555 Main Street
Racine, Wisconsin  53403

Ladies and Gentlemen:

     We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A (the "Amended Registration") relating to the sale by you of an indefinite amount of Johnson Family Funds, Inc. Common Stock (the "Stock"), in the manner set forth in the Amended Registration. In this connection, we have examined: (a) the Amended Registration; (b) your Articles of Incorporation and Bylaws, as amended to date;
(c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Stock when sold as contemplated in the Amended Registration will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Amended Registration. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner

                                        FOLEY & LARDNER

PDF/dms


BRUSSELS     DETROIT         MILWAUKEE      SAN DIEGO           TAMPA
CHICAGO      JACKSONVILLE    ORLANDO        SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER       LOS ANGELES     SACRAMENTO     SAN FRANCISCO       WEST PALM BEACH
             MADISON                        TALLAHASSEE